EXHIBIT 10.2

SECURITY AGREEMENT

(Pledge of Equity Interests)

This Agreement is made as of February 12, 2007, between HGF ACQUISITION, LLC, a Delaware limited liability company (the “Debtor”), and KRUSE INVESTMENT COMPANY, INC., a California corporation  (the “Secured Party”).

Pursuant to a Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) of even date herewith between the Debtor and the Secured Party, the Secured Party has agreed to make advances and grant certain other financial accommodations to the Debtor.

As a condition to extending credit to the Debtor under the Credit Agreement, the Secured Party has required the execution and delivery of this Agreement by the Debtor.

ACCORDINGLY, in consideration of the mutual covenants contained in the Credit Agreement and herein, the parties hereby agree as follows:

1.             Definitions.

All terms defined in the Credit Agreement that are not otherwise defined herein shall have the meanings given them in the Credit Agreement. In addition, the following terms have the meanings set forth below:

“Collateral” means the Equity Interests and all Related Rights, together with all substitutions and replacements for or in respect of any or all of the foregoing and all proceeds thereof.

“Equity Interest” means the equity interests in the Heartland Grain Fuels, L.P. (“HGF”) and Dakota Fuels, Inc. (“DF”) now held or hereafter acquired by the Debtor, howsoever designated or evidenced, including but not limited to the Specified Equity Interests.

“Event of Default” has the meaning specified in Section 5.

“Obligations” means (i) the Obligations (as defined in the Credit Agreement), and (ii) each and every debt, liability and obligation of every type and description which the Debtor may now or at any time hereafter owe to the Secured Party under this Agreement, whether such debt, liability or obligation now exists or is hereafter created or incurred and whether it is or may be direct or indirect, due or to become due, or absolute or contingent.

“Related Economic Rights” means any and all rights to payment or other economic rights to the extent arising out of the Equity Interests, including, without limitation, all rights to and distributions of cash, securities, instruments, other equity interests or other proceeds or remuneration arising in connection with dividends, equity interest splits, recapitalizations or reorganizations whether any or all of the same represent profits, capital gains, returns of contributed capital, loan proceeds or otherwise.

“Related Rights” means the Related Economic Rights, the Related Voting Rights and all other rights, benefits and privileges of whatever kind or nature to the extent arising out of the Equity Interests, whether such rights now exist or are hereafter arising.

“Related Voting Rights” means any and all voting rights related to or arising out of the Equity Interests.

“Security Interest” has the meaning specified in Section 2.

“Specified Equity Interests” means the partnership interests and common stock specifically identified in Exhibit B.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of Minnesota, or any other state whose laws are held to govern this Agreement.

2.             Security Interest.

The Debtor hereby grants the Secured Party a security interest (the “Security Interest”) in the Collateral to secure payment of the Obligations.

3.             Representations, Warranties and Agreements.

The Debtor hereby represents, warrants and agrees as follows:

(a)            Title.  The Debtor (i) has absolute title to each of the item of Collateral in existence on the date hereof, including but not limited to the Specified Equity Interests, free and clear of all security interests, liens and encumbrances, except the Security Interest, (ii) will have, at the time the Debtor acquires any rights in Collateral hereafter arising, absolute title to each such item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest, (iii) will keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interest, and (iv) will defend the Collateral against all claims or demands of all persons other than the Secured Party.  The Debtor will not sell or otherwise dispose of the Collateral or any interest therein without the prior written consent of the Secured Party.

In addition to the Specified Equity Interests currently owned by the Debtor as set forth herein, Debtor has entered into a Partnership Interest and Stock Purchase Agreement By and Among Advanced BioEnergy, LLC, Debtor, HGF, Heartland Producers, LLC, South Dakota Wheat Growers Association, and DF dated November 7, 2006 (the “Purchase Agreement”) to acquire all of the remaining equity interests in HGF and DF, and has deposited the consideration therefore in an escrow account pending close of the transaction which is contemplated to occur within 60 days of the date of this Agreement, pending an affirmative vote by Heartland Producers.

(b)            Legal Name; Jurisdiction; Chief Executive Office; Organizational Identification Number.  Exhibit A hereto sets forth the Debtor’s correct legal name, jurisdiction of organization, chief executive office and organizational identification number issued by the jurisdiction of organization.  The Debtor has only one state of incorporation or organization.  The Debtor will not change its name, jurisdiction of organization or chief executive office without prior written notice to the Secured Party.

(c)            Constituent Documents.  Except for the amendments contemplated by Section 10.4 of the Purchase Agreement, the Debtor will not consent to any amendment of HGF’s or DF’s Constituent Documents without the prior written consent of the Secured Party.

(d)            Evidences of Collateral.  The Debtor will (i) promptly (upon receipt) deliver to the Secured Party all certificates or instruments representing or constituting Collateral, if any, and (ii) duly endorse, in blank, each and every certificate or instrument constituting Collateral, if any, by signing on said certificate or instrument or by signing a separate document of assignment or transfer, as required by the Secured Party.  Prior to any of the foregoing deliveries, the Debtor shall hold all such certificates or instruments, if any, in trust for the benefit of the Secured Party.

(e)            Additional Collateral.  The Debtor will (i) promptly (upon receipt) deliver to the Secured Party, in pledge as additional Collateral, all cash, securities, instruments, other equity interests or other proceeds or remuneration arising in connection with any dividend, equity interest split, recapitalization or reorganization in respect of or relating to the Collateral; provided that so long as no Event of Default has occurred and is continuing, Debtor may retain all cash distributions, and (ii) duly endorse, in blank, each and every certificate or instrument, if any, evidencing or constituting the same by signing on said certificate or instrument or by signing a separate document of assignment or transfer, as required by the Secured Party.  Prior to any of the foregoing deliveries, the Debtor shall hold all such certificates and instruments, if any, in trust for the benefit of the Secured Party.

(f)             Miscellaneous Covenants. The Debtor will:

(i)                                           Promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest.

(ii)                                        If the Secured Party at any time so requests (whether the request is made before or after the occurrence of an Event of Default), promptly deliver to the Secured Party any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by the Debtor.

(iii)                                     Upon request by the Secured Party, deliver to the Secured Party all notices, financial statements, reports or other communications received by the Debtor as an owner or holder of the Collateral.

(iv)                                    Pay when due or reimburse the Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys’ fees) incurred by the Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings.

(v)                                       Execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which the Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and the Secured Party’s rights under this Agreement.

(vi)                                    Not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

 (vii)                              Not amend any financing statement in favor of the Secured Party as secured party except upon written authorization of the Secured Party.

 (g)           Secured Party’s Right to Take Action. If the Debtor at any time fails to perform or observe any agreement contained in Section 3(f), and if such failure continues for a period of 10 calendar days after the Secured Party gives the Debtor written notice thereof, the Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of the Debtor (or, at the Secured Party’s option, in the Secured Party’s own name) and may (but need not) take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, and the endorsement of instruments); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Debtor shall thereupon pay the Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by the Secured Party in connection with or as a result of the Secured Party’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by the Secured Party at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by the Secured Party of such agreements of the Debtor, the Debtor hereby irrevocably appoints (which appointment is coupled with an interest) the Secured Party, or its delegate, as the attorney-in-fact of the Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of the Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Debtor under this Section 3.

4.             Rights of Secured Party.

At any time after an Event of Default, the Secured Party may (i) notify HGF to remit directly to the Secured Party any and all distributions of cash or other property on account of any Equity Interest, whether such distributions are from profits, surplus or a return of capital, (ii) receive all proceeds of the Equity Interests, and (iii) hold any increase or profits received from the Equity Interests as additional security for the Obligations except that any money received from the Collateral may, at the Secured Party’s option, be applied in reduction of the Obligations in such order of application as the Secured Party may determine or be remitted to the Debtor. The Debtor hereby irrevocably authorizes and directs HGF to remit any and all money, distributions and other property described in this paragraph directly to the Secured Party in the Secured Party’s name alone.  Such remittances shall continue to be made to the Secured Party until the Secured Party otherwise notifies HGF in writing.  To the extent that such remittances are made directly to the Secured Party, HGF shall have no further liability to the Debtor for the same.

5.             Events of Default.

Each of the following occurrences shall constitute an Event of Default under this Agreement: (a) an Event of Default shall occur under the Credit Agreement; (b) the Debtor shall fail to pay any or all of the Obligations payable by the Debtor hereunder when due or (if payable on demand) on demand and the continuation of such default for a period of 5 Business Days after written notice thereof has been given to the Debtor by Secured Party; or (c) the Debtor shall fail to observe or perform any covenant or agreement herein binding on it and the continuation of such failure for a period of 30 calendar days after written notice thereof has been given by the Secured Party to the Debtor.

6.             Remedies upon Event of Default.

Upon the occurrence of an Event of Default and at any time thereafter, the Secured Party may exercise any one or more of the following rights and remedies: (a) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any tangible Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Secured Party may require the Debtor to make any tangible Collateral available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties, and if notice to the Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 7) at least 10 calendar days prior to the date of intended disposition or other action; (b) exercise all Related Voting Rights; and (c) exercise or enforce any or all other rights or remedies available to the Secured Party by law or agreement.  If the Secured Party sells any Equity Interest in HGF at a foreclosure sale, the purchaser of that Equity Interest, including the Secured Party,  shall have the right (but not the obligation) to become a substitute limited partner in HGF in the place and stead of the Debtor.  To exercise such right, the purchaser, including the Secured Party shall give written notice to HGF of its election to become a limited partner in HGF.  Following such election, the purchaser, including Secured Party,  shall have the rights and powers and be subject to the obligations, restrictions, and liabilities of a limited partner under the HGF’s Constituent Documents and all statutes governing HGF.

7.             Notice.

All notices and other communications hereunder shall be in writing and shall be (i)  personally delivered, (ii)  transmitted by registered mail, postage prepaid, (iii)  sent by Federal Express or similar expedited delivery service, or (iv)  transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth by its signature below; or at such other address as may hereafter be designated in writing by that party.  All such notices or other communications shall be deemed to have been given on (i)  the date received if delivered personally or by mail, (ii)  the date of receipt, if delivered by Federal Express or similar expedited delivery service, or (iii)  the date of transmission if delivered by telecopy if delivered by telecopy at or prior to 5:00 p.m. on a Business Day (or, if received after 5:00 p.m. on a Business Day or on a day that is not a Business Day, on the next Business Day).

8.             Waiver; Cumulative Remedies.

This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver signed by the Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party’s rights or remedies. All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

9.             Binding Effect.

This Agreement has been duly and validly authorized by all necessary action of the Debtor. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns and shall take effect when signed by the Debtor and delivered to the Secured Party, and the Debtor waives notice of the Secured Party’s acceptance hereof.

10.          Governing Law.

This Agreement shall be governed by the substantive laws (other than conflict laws) of Minnesota.

11.          Consent to Jurisdiction.

The Debtor irrevocably (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or any other Loan Document shall be brought in a court of record in Hennepin County in the State of Minnesota or in the courts of the United States located in such County and State, (ii) consents to the jurisdiction of each such court in any suit, action or proceeding, (iii) waives any objection which they may have to the laying of venue of any such suit, action or proceeding in any such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum, and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

12.          Waiver of Jury Trial.

THE DEBTOR AND THE SECURED PARTY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT AND THE OBLIGATIONS OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

13.          Severability.

If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

14.          Survival.

All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

15.          Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

 [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Kruse Investment Company, Inc.	KRUSE INVESTMENT COMPANY, INC.
P.O. Box 1029
31120 West Street	By:	/s/ Ejnar Knudsen
Goshen, CA 93227		Name:	Ejnar Kudsen
Telecopier: 559-380-2800		Title:	EVP
Attention: Mark Labounty
e-mail:

HGF Acquisition	HGF ACQUISITION, LLC
10201 Wayzata Blvd, Suite 250
Minneapolis, MN 55305	By:	/s/ Revis L. Stephenson III
Telecopier: 763-226-2725		Name:
Attention: Revis L. Stephenson III		Title:
e-mail:rstephenson@advancedbioenergy.com

Signature Page to Security Agreement between Kruse Investment Company, Inc. and HGF Acquisition, LLC

Exhibit A

Debtor Information

Legal Name	Jurisdiction of Organization	Chief Executive Office	Organizational Identification Number

HGF Acquisition, LLC	Delaware	Minneapolis, MN	4230452

A-1

Exhibit B

Specified Equity Interests

Type of Interest	Quantity

Uncertificated limited partnership interest in Heartland Grain Fuels, L.P., a Delaware limited partnership.	53% of outstanding limited partnership interests.

Common Stock in Dakota Fuels, Inc., a Delaware corporation
51% of outstanding Common Stock.

B-1